UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 4, 2019

AURA SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-17249	95-4106894
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

10541 Ashdale St.

Stanton, CA 90680

(Address of principal executive offices)

(310) 643-5300

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

Letter to Stockholders

On June 4, 2019, Aura Systems, Inc. (the “Company”) released a Letter to Stockholders urging its stockholders to not respond with respect to the purported consent solicitation initiated by Harry (Zvi) Kurtzman, Elimelech Lowy, David Mann, Robert Lempert and Cipora Lavut. A copy of the Letter to Stockholders is attached as Exhibit 99.1 to this report.

Annual Stockholder Meeting

The Company has scheduled the date of its Annual Meeting of Stockholders (the “Annual Meeting”) for August 26, 2019. In accordance with the Company’s Amended and Restated Bylaws, notice by a stockholder of any qualified stockholder proposal or qualified stockholder nomination (including any notice on Schedule 14N) must be received by the Company at its principal executive offices located at 10541 Ashdale St, Stanton, CA 90680, addressed to the Secretary of the Company, by June 14, 2019. Such stockholder proposals or nominations must conform to the rules and regulations promulgated by the Securities and Exchange Commission and the Company’s Amended and Restated Bylaws. Any such notice received after June 14, 2019 will be considered untimely and not properly brought before the Annual Meeting.

Item 9.01. Financial Statements and Exhibits.

(d)       Exhibits.

Exhibit No.	Description
99.1	Letter to Stockholders dated June 4, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 4, 2019	By:	/s/ Melvin Gagerman
Melvin Gagerman
Chief Executive Officer

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